Exhibit 99.1

  AMREIT NARROWS 2005 GUIDANCE, RECAPS 2005 REAL ESTATE ACTIVITY AND ANNOUNCES
                              2006 ANNUAL GUIDANCE

    HOUSTON, Feb. 28 /PRNewswire-FirstCall/ -- AmREIT (Amex: AMY), a Houston-based real estate development and operating company, reaffirms and narrows 2005 guidance and announces 2006 guidance estimates and assumptions.

    2005 Recap:

    AmREIT reaffirms and narrows its previously reported 2005 guidance from $0.68 to $0.72 per class A common share to $0.68 to $0.70 per class A common share. AmREIT will report its 2005 year end and fourth quarter financial results on March 15, 2006, followed by an earnings webcast on March 16, 2006 at 10:00 A.M. Central Time. A link to the webcast is available on the Company's website at http://www.amreit.com . During the year, AmREIT acquired three multi-tenant centers valued at approximately $111 million: Uptown Park in Houston, Texas; The Southbank in San Antonio, Texas; and the MacArthur Pad Sites in Dallas, Texas. To fund these acquisitions, the Company raised approximately $109 million in public and private equity.

    2006 Estimates and Assumptions:

    AmREIT announces 2006 annual FFO estimates of $0.71 to $0.77 per class A share and FFO estimates for the first quarter of 2006 of $0.02 to $0.05 per class A share. A reconciliation of income (loss) to FFO is included in the financial tables accompanying this press release.

    AmREIT's business model, and therefore its FFO and financial results are broken down into three distinct businesses. First and foremost, as a real estate development and operating company we construct, develop, acquire, dispose of, broker, lease and manage properties every day for a variety of constituents. Second, we have a portfolio of Irreplaceable Corners(TM), which provides a steady stream of rental income. Finally, we have an asset advisory group that has historically raised private capital for our merchant development partnership funds. These three segments collectively contribute to our overall financial growth and earnings. Our portfolio generates predictable quarterly revenue streams while our development and asset advisory groups have potential for higher returns and growth, but are more volatile and less predictable from quarter to quarter. We anticipate that, as we increase activity within our development and advisory groups over the next year to two years, quarter to quarter earnings and results will be volatile. This quarter to quarter volatility should smooth out as our portfolio equity and our equity under management in our asset advisory group reach a critical mass of around $300 million and $250 million, respectively.

    "There will be times, as is the case for the first quarter, where our transactional activities are light and the G&A from our development and asset advisory groups creates a loss for these groups, and reduces our quarterly FFO," said Chad Braun, AmREIT's chief financial officer. "This has been our history over the past three years as a public company, and each year we have successfully met our annual FFO goals. Our primary goal is growing shareholder value, primarily through per share NAV growth as well as to generate strong year-over-year FFO growth. We have built a model that can accomplish these goals and we will continue to focus on growing our annual FFO and per share value for our investors."

    Following is a discussion on the assumptions management made when forecasting each segment's contribution to our projected 2006 earnings and FFO guidance.

    Real Estate Development and Operating Group

    Our real estate development and operating group provides an array of services to our portfolio of properties and tenants, to our asset advisory group as well as to third parties, generating fees and profits throughout the changing real estate cycles. This group, due to the timing of our projects, creates quarterly volatility in earnings. We expect total FFO contribution from this group in 2006, of $0.13 to $0.15 per share, contributing approximately 18 percent of estimated FFO for the year. This FFO contribution is based on the following estimates and assumptions:

     * Development revenues of approximately $1.9 million for the year. We currently have six development projects underway through our asset advisory group representing over 700,000 square feet, estimated to generate approximately $650,000 in fees over the first six months. We anticipate five additional projects to commence during the first half of the year in our asset advisory group or for third parties, representing over 800,000 square feet, that are expected to generate fees during the second half of 2006 of approximately $1.2 million;

     * Our construction management and general contracting business is anticipated to generate $14.2 million in revenue during 2006, with a corresponding $12.6 million in direct project costs. We expect these activities to ramp up throughout the year and will be primarily dependent on the timing of development projects in our asset advisory group;

     * Property management fees of approximately $360,000 during 2006. These fees are expected to be relatively stable with a recurring income of approximately $30,000 to $40,000 per month;

     * Merchant development profits are anticipated to be $2.1 million for the year. These anticipated profits are based on the Company selling developed properties or properties that were acquired with the intent to sale. We are estimating selling approximately six single tenant properties and one multi-tenant property during the year. The timing of these transactions could have a material impact on our quarter to quarter results;

     * Real estate commissions, including leasing, brokerage, acquisition fees and other real estate service fee income are estimated to be approximately $3.7 million for the year, net of commission expense. These fees are transaction oriented and may fall into different quarters than originally anticipated. We expect this activity to build considerably throughout the year, with the majority taking place in the second half of the year;

     * Income from joint ventures and other income is anticipated to be approximately $700,000 for the year. Of this, approximately $600,000 is transaction oriented and will depend on the timing of those transactions. The remaining $100,000 is recurring and is expected to be earned ratably throughout the year; and

     * Total revenues for this segment of approximately $23 million are further offset by our general and administrative expense, which is expected to be approximately $6.2 million for the year, or 30 percent of total G&A. Based on the way that incentives are earned and based on hires projected throughout the year, the run rate is expected to grow seasonally from an anticipated $450,000 per month during the first quarter to an estimated $580,000 per month in the fourth quarter. In the future, we believe that we will be able to continue to grow revenues at a faster pace than we will grow our expenses.

    Portfolio of Irreplaceable Corners

    Our portfolio of irreplaceable corners consists of an institutional grade portfolio, comprised of primarily premier retail frontage properties located on "Main and Main" intersections in high traffic, highly populated affluent areas. Because of their location and exposure as central gathering places, we believe these centers will provide a steady rental income stream with increasing rents and high occupancy rates. We expect FFO contribution in 2006 from our portfolio to be $0.56 to $0.59 per share, contributing to approximately 80 percent of total estimated FFO. This FFO contribution is based on the following estimates and assumptions:

     * Rental and earned income from properties is anticipated to be $24.6 million for the year, net of a vacancy allowance, representing approximately 10 percent same store net operating income (NOI) growth including lease up of vacancies at Uptown Park;

     * Recovery income is estimated to be $6.2 million, with a corresponding property expense of $6.5 million, resulting in $300,000 in leakage due to vacancy, non-reimbursable expenses and collection loss;

     * Given the low cap rate and interest rate environment, we anticipate increasing owned assets by about $42 million or 12 percent during 2006, including a scheduled multi-tenant acquisition during the second quarter and a projected multi-tenant acquisition during the third quarter. These acquisitions have been factored into the rental income above;

     * The total revenues from this segment of approximately $30.8 million are further offset by our general and administrative expense, which is expected to be approximately $9.9 million for the year or 50 percent of total company G&A. Based on the way that incentives are earned and based on hires projected throughout the year, the run rate is expected to grow seasonally from an anticipated $690,000 per month during the first quarter to an estimated $945,000 per month in the fourth quarter.

    Asset Advisory Group

    For 20-years we have been raising private capital for our real estate investment funds and building relationships in the financial planning community, earning fees and sharing in profits from those activities. In 1996 we sponsored our first actively managed fund raising $1.8 million, followed soon after in 1998 by our second actively managed fund which brought in $2.8 million. Demand for this business has continued to increase allowing us to raise $25 million with our fifth and most recently completed fund. Our first and second funds have substantially come full circle, with partnership returns of approximately 12 percent and 37 percent, respectively. This business has grown to $60 million under management as of the end of 2005 and is estimated to grow to over $250 million under management over the next couple years. The value of this business to AmREIT is a combination of the recurring asset management fees as well as the potential for back-end profit participation as the general partner of these funds. The asset management fees are a source of recurring monthly income. The back-end profits are not reflected on our balance sheet and will only be recognized as and if the profits are earned -- representing an opportunity for significant earnings growth as these partnerships begin liquidating in 2008 and then every year or two thereafter. We also use this back-end participation as a compensation tool and grant an economic interest in these general partner profits to top management. This helps align our interests with those of our investors as well as retains and motivates our top management. We expect FFO contribution in 2006 from the asset advisory group to be $0.02 to $0.03 per share, contributing approximately 2 percent of total estimated FFO. As our other actively managed funds enter liquidation as indicated above, we anticipate FFO contribution from this group to increase significantly. FFO contribution for this group is based on the following estimates and assumptions:

     * Commission income related to our partnership funds of approximately $9.2 million, which is offset by third party commission expense of $6.4 million;

     * Recurring asset management fees of approximately $930,000 for 2006, increasing from an estimated $55,000 per month in the first quarter to $105,000 during the fourth quarter;

     * Back-end interest of $300,000 to $400,000 related to the partial liquidation of the final asset in AmREIT Opportunity Fund, the Company's second actively managed fund; and

     * The total revenues from this segment of approximately $10.5 million are further offset by our general and administrative expense, which is expected to be approximately $3.7 million for the year, or 19 percent of total company G&A. Based on the way that incentives are earned and based on hires projected throughout the year, the run rate is expected to grow seasonally from an anticipated $230,000 per month during the first quarter to an estimated $310,000 per month in the fourth quarter.

    AmREIT will continue to pay its dividends to its class A shareholders on a monthly basis. Our dividend policy calls for us to evaluate dividends based on our annual FFO and annual FFO growth. Therefore, we may actually over distribute FFO in any given quarter or month, but it is our policy not to over distribute on an annual basis. Our goal is to have our dividend covered by the portfolio, or the recurring portion of our income. Our projected 2006 FFO contribution from the portfolio is estimated at $0.56 to $0.59 per share, which is 1.12 to 1.18 times the current dividend rate of $0.50 per share. As we execute upon our plan, we will continue to evaluate our current dividend policy and will increase dividends only as we believe we can support such an increase by growth in FFO.

    "For over 20 years we have striven to build a business model that, at its heart, is a value-creation development company," said Kerr Taylor, AmREIT's chief executive officer. "Through this core expertise we plan in 2006 to expand our merchant development activities, selectively grow our portfolio of Irreplaceable Corner shopping centers and substantially increase our advisory group business. Our goal remains to become a 'best of class' value-builder for shareholders as we continue to grow NAV per share and FFO per share over the long-term."

    AmREIT updates earnings guidance on a quarterly basis and will update its annual guidance as well as give guidance for the upcoming quarter.

    About AmREIT

    AmREIT (Amex: AMY) is a steadily growing real estate company that has delivered results to our investors for 21 years. Our mission is to establish a real estate business that can realize growth in income in any market cycle -- a company with strong earnings power from multiple sources. This mission has led us into three distinct businesses. First, as a real estate development and operating company, we construct, develop, acquire, dispose of, broker, lease and manage properties for our shareholders as well as for our asset advisory group and third parties. Second, we have an asset advisory group which raises private capital for and generates fees from our merchant development partnership funds. And third, we own a REIT portfolio of "Irreplaceable Corners(TM)" -- premier retail frontage properties in high- traffic, highly populated areas -- which are held for long-term value and provide a steady stream of rental income. As of December 31, 2005, AmREIT has over 700,000 square feet of shopping centers in various stages of development for our advisory group and an additional 800,000 square feet under construction for third parties or in the pipeline. Since listing on the AMEX in July 2002, our REIT portfolio of assets has grown from $32 million to $315 million, and equity within our asset advisory group has grown from $15 million to $60 million.

    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

    This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the company. The purchase of any securities may only be made pursuant to a prospectus.

    For more information, call Debbie Lucas, Vice President Investor Relations & Corporate Communications of AmREIT, at (713) 850-1400, or Chad Braun, Chief Financial Officer of AmREIT, 713-850-1400. AmREIT is online at http://www.amreit.com .

    Non-GAAP Financial Disclosure

    This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

    AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

    Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

                                                     Projected 2006 Range
                                                     --------------------
                                                       High         Low
                                                     --------    --------
     Net loss available to class A shareholders      $  (0.41)   $  (0.45)
     Depreciation and amortization                       1.18        1.16
     Less gain on sale of real estate                     ---         ---
     FFO available to class A shareholders           $   0.77    $   0.71

     FOR INFORMATION CONTACT:
     Debbie Lucas ( dlucas@amreit.com )
     AmREIT, (713) 850-1400

SOURCE  AmREIT
    -0-                             02/28/2006
    /CONTACT: Debbie Lucas of AmREIT, +1-713-850-1400, or dlucas@amreit.com / /Web site: http://www.amreit.com /
    (AMY)